COLUMBUS McKINNON SWITZERLAND AG
Dällikerstrasse 25 I PO box 460 1 CH-8I07 Buchs/ZH I Fon +41(0)44 851 55 77 I Fax +41(0)44 851 55 88
www.cmco.ch I inro@cmco.ch
Material Handling - Easily and Safely

Exhibit 99.1

June 7, 2011
EP
Managing director’s service contract
Between
COLUMBUS McKINNON Switzerland AG
Dällikerstr. 25 / PO box 460
CH-8107 Buchs ZH
Represented by Mr. Urs Koller and Mr. Hans Greif
- hereafter referred to as Company

And

Mr. Dr. Ivo Celi, Str. Martins-Ring 42, 9492 Eschen, Liechtenstein
- hereafter referred to as Managing Director

1.	Assignment and Obligations

1.
The Managing Director is appointed as managing director of the Company. He represents the Company according to the Rules of Organization and Operation (Geschäfts und Organisationsreglement) and the terms of the administrative board.

2.
The Managing Director operates the business in accordance with laws, the Rules of Organization and Operation (particularly the attached catalog of matters which are subject to approval) and the terms of the administrative board.

3.
The Managing Director has to maintain the Company’s interests, provide for profitability and avert damages to the Company in every way. He conducts his office with the diligence of a prudent businessman.

4.
Additionally, the Managing Director will, without receiving further remuneration, represent COLUMBUS McKINNON Corporation, Amherst, USA in the region of EMEA (Europe, Middle East and Africa) and be responsible for the corporate and market development of the Hoist & Rigging Business EMEA and the Actuator Business globally. With regards to this function he is direct subordinate to, and solely bound by instructions of, the CEO COLUMBUS McKINNON. He will regularly brief on his actions and all events in his field of activity. In this function he is authorized to instruct all members of the management in the region. The office is held in Buchs, the activity is associated with travels in the whole region of EMEA and USA.

2.	Start of the employment relationship

1.	The employment relationship begins on June 1, 2011.

2.
This agreement prevails former oral agreements with regards to the management activities. All claims of the parties originating from oral agreements entered into prior to this agreement are settled upon conclusion of this agreement.

3.	This agreement is entered into for an unlimited term.

COLUMBUS McKINNON SWITZERLAND AG
Dällikerstrasse 25 I PO box 460 1 CH-8I07 Buchs/ZH I Fon +41(0)44 851 55 77 I Fax +41(0)44 851 55 88
www.cmco.ch I inro@cmco.ch
Material Handling - Easily and Safely

3.	Obligations

1.	The Managing Director is obliged to obtain approval from the general meeting with regards to all extraordinary business matters and business matters of greater importance.

2.	This particularly applies to activities listed in the catalog of matters which are subject to approval. Such catalog is attached hereto. The catalog may be amended or rather supplemented, if required.

3.	The Managing Director has to continuously inform the Company with regards to his activities and all events in his field of activity.

4.	Support from the Company, Documents

The Company will provide the Managing Director with all material, resources and documents it deems necessary for his activities. Such material, resources and documents remain property of the Company and have to be returned to the Company upon its request, which does not require any justification.

5.	Working hours

The Managing Director is not bound by any working hours. He will also remain available outside of usual business hours if and to the extent it is required in the interest of the Company, without receiving any additional remuneration. Overtime or work on Sundays or public holidays will not be remunerated nor otherwise compensated, e.g. as holidays.

6.	Salaries - employee pension

1.
The Managing Director shall receive an annual basic salary of CHF 234,900 gross. Any portion for AHV-, ALV-, BVG- and KTG (Alters- und Hinterlassenenversicherung, Arbeitslosenversicherung, Berufliche Vorsorge, Krankentagegeldversicherung) (social contributions under Swiss law) to be borne by the employee will be deducted from such remuneration. The annual salary will be paid in monthly installments, in twelve equal parts, at the end of each calendar month.

2.	Furthermore, the employee takes part in the CMCO-Bonus-Programme and shall - upon achievement of objectives - receive a premium of 45 % of his annual basic salary (p.a.).

3.	Additionally, the employee takes part in the CMCO-LTI-Programme and shall - upon achievement of objectives - receive a premium of 90 % of his annual basic salary (p.a.).

4.
To the extent the employee enters into or leaves the Company during a calendar year, he shall receive the agreed upon remuneration proportionally. Deviating from that, it is provided for a full remuneration with regards to the CMCO-Bonus-Programme and the CMCO-LTI-Programme for the financial year 2012 (FY 12).

5.
The Company entrusts a company car to the Managing Director in accordance with the contract regarding granting of a company car (Kfz-Überlassungsvertrag) (see Attachment). The employee is not entitled to compensation payments for lost financial benefits if the company car is returned to the Company before termination of the contractual relationship.

6.	Assignment of the salary claim is excluded, unless the administrative board of the Company is informed prior to the intended assignment of salary.

7.	The employee benefits conform with the rules of Swiss Life.

COLUMBUS McKINNON SWITZERLAND AG
Dällikerstrasse 25 I PO box 460 1 CH-8I07 Buchs/ZH I Fon +41(0)44 851 55 77 I Fax +41(0)44 851 55 88
www.cmco.ch I inro@cmco.ch
Material Handling - Easily and Safely

7.	Annual holiday

1.	The Managing Director is entitled to 30 business days as annual holiday per year. It is prohibited to pursue activities for commercial purposes during the holidays.

2.	Payment as compensation for holiday entitlement is limited to exceptional cases and upon mutual agreement of the parties.

3.	Holidays are to be determined upon mutual agreement with the administrative board. Urgent operational reasons prevail.

8.	Incapacitation for work

The Managing Director is obliged to immediately inform the Company about any incapacity to work, its expected duration and reasons. In case of sickness the Managing Director is obliged to present, upon request, a medical certificate about the inability to work and its probable duration.

9.	Traveling - accident insurance

With regards to any travels necessary within the scope of the occupation the Company’s internal regulations apply.
For the duration of the employment relationship the Company will enter into a business and non-business accident insurance in favor of the employee within the existing group agreement.
The services include:
EUR 250,000.00 in case of death
EUR 25,000.00 in case of disability and
EUR 500,000.00 in case of full disability.

10.	Continuation of salary in case of sickness or death

1.
In case of temporary inability to work of the Managing Director, due to sickness or other circumstances for which the Managing Director is not responsible, the remuneration according to Section 6.1 continues to be paid for six months, taking into account all benefits for lost earnings paid by a public or private health insurance provider to the Managing Director. For this purpose variable salary components are not taken into account. Continuation of payment of remuneration will at most occur until termination of this agreement.

2.
In case of death of the Managing Director his surviving Dependants will receive the remuneration for the month of death and the following month, and, after a year of contractual relationship, remuneration for the month of death and two additional months. For this purpose variable salary components are not taken into account.

3.	Otherwise, the statutory regulations apply.

11.	Secondary employment - acceptance of benefits

1.
Taking on secondary employment in return for payment or free of charge, honorary positions, administrative board or similar mandates (excluding mandates of affiliated entities), which may interfere with the employment relationship, requires prior written consent of the administrative board. In order to review the

COLUMBUS McKINNON SWITZERLAND AG
Dällikerstrasse 25 I PO box 460 1 CH-8I07 Buchs/ZH I Fon +41(0)44 851 55 77 I Fax +41(0)44 851 55 88
www.cmco.ch I inro@cmco.ch
Material Handling - Easily and Safely

potential interference, any secondary employment of the Managing Director has to be notified to the president of the administrative board prior to conducting such secondary employment.

2.	The direct or indirect participation or involvement of the Managing Director with regards to other companies requires prior written consent of the administrative board.

3.	The Managing Director assures that there are no circumstances which require notification with regard to these regulations on the day of signing this agreement.

4.
In connection with his activities for the Company, the Managing Director is prohibited to directly or indirectly accept presents, commissions or other advantages, or promises in this regard. Any active or passive bribery to or of the Managing Director is prohibited.

12.	Confidentiality

1.
During the term of this agreement and thereafter, the Managing Director undertakes to maintain strictest confidentiality against any unauthorized person (third parties and unauthorized personnel of the Company) with regards to any of the business activities of the Company or its affiliated entities. He is particularly prohibited to disclose any information with regards to the business and institution, as well as commercial or technical documents and relations outside the normal course of business without prior explicit authorization.

2.
Any notes, especially calculations, sketches, drawings, written documents and printed matters, sound and data carriers - even if those seem of no value or have been fabricated by the Managing Director himself - remain property of the Company. It is not permitted to evaluate information within business matters or to make notes and copies for private use. Upon termination of the Managing Director’s service contract all documents and data belonging to the Company - no matter on which medium they are stored - and all other property of the Company made available have to be returned immediately.

13.	Termination, Notice

1.	The employment relationship shall be terminated, without requiring a termination notice, with the month in which the Managing Director has reached the applicable retirement age.

2.	The employment relationship may be terminated by each party observing a notice period of six months to the end of each month.

3.
Termination notice shall be given in writing. The Managing Director shall declare his termination notice to the administrative board. Termination by the Company shall be given by written notice of the respective resolution of the administrative board.

4.
After ordinary termination or termination for cause by either party, the administrative board is entitled to release the Managing Director from his work duties against the Company until the end of the termination notice, taking into account any remaining holiday entitlement.

5.
The appointment as managing director may be revoked by an administrative board resolution at any time. Such withdrawal shall be construed as a notice of termination effective as of the next possible date.

14.	Company’s Rules

The rules of the Company or the company group as applicable at time (e.g. rules on travel expenses (Reisekostenrichtlinie), or company cars (Dienstwagenrichtlinie)) shall - as far as they are adaptable - be part of this agreement.

COLUMBUS McKINNON SWITZERLAND AG
Dällikerstrasse 25 I PO box 460 1 CH-8I07 Buchs/ZH I Fon +41(0)44 851 55 77 I Fax +41(0)44 851 55 88
www.cmco.ch I inro@cmco.ch
Material Handling - Easily and Safely

15.	Place of fulfillment

Place of fulfillment of this agreement shall be at the Company’s seat.

16.	Miscellaneous

1.	This agreement is governed by Swiss law.

2.
Should any provision of this agreement be void, the validity of the other provisions will not be affected thereby. The parties are obliged to replace any void provision by the legally admissible provision which most effectively serves the desired economic purpose of the void provision.

3.	Any Amendments or additions to this agreement must be made in writing. This shall also apply to any change in the aforementioned sentence.

17.	Attachments

Catalog of matters which are subject to approval
contract regarding granting of a company car (Kfz-Überlassungsvertrag)

Buchs, this June 7, 2011

COLUMBUS McKINNON Switzerland AG

Urs Koller President of the administrative board	Hans Greif administrative board member	Ivo Celi